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                                                                 Page 21 of 30

                                    EXHIBIT 1


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                                                                 Page 22 of 30

                                                                 CONFORMED COPY

                                  SCHEDULE 13D

                             JOINT FILING AGREEMENT

         THIS JOINT FILING AGREEMENT (the "Agreement") made as of the 16th day of October, 1996, by and among the persons and entities identified on the attached Exhibit A.

                              W I T N E S S E T H:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree (i) that the statement on Schedule 13D dated October 16, 1996 (the "Statement"), pertaining to the common stock, $0.01 par value per share, of Ribozyme Pharmaceuticals, Inc. (the "Common Stock") was filed on behalf of each and all of the undersigned
(ii) that until further notice, all subsequent amendments to the Statement are filed on behalf of each and all of the undersigned; (iii) that each of the undersigned will provide written notice to Thomas A. Mann of any sales of the Common Stock; (iv) that any party to this Agreement may terminate its participation in the matters contemplated herein by delivery of written notice to Thomas A. Mann; (v) that Thomas A. Mann shall be the person authorized to receive any notices and communications with respect to such Schedule 13D and any amendments thereto; and (vi) that this Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the undersigned as of the 16th day of October, 1996.


                               /s/ Thomas A. Mann
                               ----------------------------------
                               Thomas A. Mann


                               /s/ Robert A. Mann
                               ----------------------------------
                               Robert A. Mann


                               A.P. VENTURE I. CORP.


                               By: /s/ Robert A. Paul
                                  --------------------------------
                                  Robert A. Paul, President


                               TRUSTEES OF AMHERST COLLEGE

                               By: /s/ Sharon G. Siegel
                                  --------------------------------
                                  Sharon G. Siegel, Treasurer


                               SOLWAY INVESTMENTS LIMITED


                               By: /s/ Bob Bernard
                                  --------------------------------
                                  Bob Bernard, Agent

                               PINE STREET PARTNERS II

                               By:   LAB PARTNERS, general partner
                                     By: /s/ Ralph Evans
                                         ------------------------
                                         Ralph Evans, general partner